As Filed with the Securities and Exchange Commission on September _____, 2009

Registration No. 333-89772

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMES NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Iowa	42-1039071
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

405 Fifth Street Ames, Iowa 50010
(Address of principal executive office, including zip code)

Ames National Corporation Stock Purchase Plan
(Full title of the plan)

John P. Nelson Ames National Corporation 405 Fifth Street Ames, Iowa 50010 515) 232-6251
(Name, address and telephone number, including area code, of agent for service)

Indicate by checkmark whether the registrant is a large accelerated filer, an  accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non accelerated filer	☐	Smaller reporting company	☐

DE-REGISTRATON OF SHARES

On June 4, 2002, Ames National Corporation (the “Company”) filed a Registration Statement on Form S-8, File No. 333-89772 (the “Registration Statement”), under which 294,000 shares of the Company’s common stock (the “Common Stock”) were registered for issuance under the Ames National Corporation Stock Purchase Plan (the “Plan”).  The Plan was scheduled to continue through 2008 and has now been terminated.  Prior to termination of the Plan, an aggregate of 57,228 shares of Common Stock were issued under the Registration Statement, leaving an aggregate of 236,772 shares of Common Stock available for issuance.  In accordance with the undertaking made by the Company in the Registration Statement to de-register, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering pursuant to the Plan, the Company is hereby filing this Post-Effective Amendment No. 1 to the Registration Statement to de-register the 236,772 shares of Common Stock which remain unsold as of the date of this Post-Effective Amendment No. 1.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ames, State of Iowa, on October 14, 2009.

AMES NATIONAL CORPORATION

By: /s/ Thomas H. Pohlman
Thomas H. Pohlman
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Thomas H. Pohlman	October 14, 2009
Thomas H. Pohlman
President, Chief Executive Officer
and Director (Principal Executive Officer)

By: /s/ John P. Nelson	October 14, 2009
John P. Nelson
Vice President and Chief Financial
Officer (Principal Financial and Accounting Officer)

By: /s/ Daniel L. Krieger	October 14, 2009
Daniel L. Krieger, Director

By: /s/ Warren R. Madden	October 14, 2009
Warren R. Madden, Director

By: /s/ Charles D. Jons MD	October 14, 2009
Charles D. Jons MD, Director

By: /s/ James R. Larson, II	October 14, 2009
James R. Larson, II, Director

By: /s/ Marvin J. Walter	October 14, 2009
Marvin J. Walter, Director

By: /s/ Betty A. Baudler Horras	October 14, 2009
Betty A. Baudler Horras, Director

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